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                                                                    EXHIBIT 99.1
DIGITAL ISLAND ALLIES WITH SUN AND INKTOMI TO EXPAND GLOBAL ELECTRONIC
BUSINESS CONTENT DELIVERY NETWORK

Digital Island to Invest up to $150 Million to Deploy 5,000 Sun Servers Running the Inktomi Traffic Server(TM) Cache Platform

Sun and Inktomi to Make Investments in Digital Island

SAN FRANCISCO, December 8, 1999 - Digital Island, Inc., Sun Microsystems, Inc., and Inktomi Corp. announced today an agreement intended to greatly accelerate Web-site performance for consumers and e-Business Web sites. Under the agreement, Digital Island will deploy up to 5,000 Sun servers equipped with Inktomi's Traffic Server and Content Delivery Suite - transforming the Internet into a fast, reliable and rich infrastructure capable of supporting the demands of interactive e-Business.

The build-out is expected to be among the largest deployment of carrier-grade servers at the outer edges of the Internet. Digital Island expects to invest up to $150 million to extend the reach and expand the capacity of its existing e-Business Content Delivery Network, which currently consists of regionally located data centers, over 1,200 Sun- and Inktomi-based content distribution sites, and an intelligent network spanning 21 countries - all designed to provide a superior interactive end-user experience anywhere in the world.

Under the agreement, Sun will also make, as part of its new Sun Equity Investment Portfolio, a minority equity investment in Digital Island. Inktomi will also make an additional investment in Digital Island, adding to the stake it already holds in Sandpiper Networks, which announced a merger agreement with Digital Island in October 1999. The Sun investment is subject to customary governmental approvals.

Over the next three years, the companies will add up
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to 5,000 of Sun's Netra(TM) t1 carrier-grade servers and Enterprise(TM) 420R servers running the Solaris(TM) Operating Environment. The servers will be running the Inktomi Traffic Server network cache platform and Content Delivery Suite. These products will be incorporated into Digital Island's existing network of 1,200 carrier-grade servers running Sandpiper's Footprint algorithm, which transparently directs end users to the best performing site on the network. Approximately 350 metropolitan areas are expected to be targeted for the deployment of the carrier-grade Sun servers over the next three years, 250 of which are expected to be outside the United States.

Digital Island, Sun and Inktomi will target network service providers (NSPs) worldwide for co-location of the new servers through joint marketing and channel programs. These servers will support interactive services over a variety of access methods including DSL, cable, wireless and dialup. The benefits to NSPs of co-locating the servers include:

    . Reduced network backbone and peering costs by keeping
      content on their network.
    . Increased attraction and retention of new subscribers through faster and more reliable end-user experience. In part, the performance gains are realized through the elimination of network bottlenecks and closer proximity of content to the end users.
    . Increased revenue generation through participation in Digital
      Island's innovative revenue sharing and resale programs.
    . Additional revenues through building value-added content delivery services such as rich streaming media, ad insertion, mobile device support, secure e-Business transactions and dynamic content, by leveraging the open Application Programming Interface (API) and related software development tools for managing applications distributed on the e-Business Content Delivery Network.

"The innovative network services that our alliance brings to the Internet allows corporations to rapidly deliver content and conduct secure transactions in order to excel at all facets of e-Business," said Ruann F. Ernst, president and CEO of Digital Island. "The network of the future is here."
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"Digital Island is a great example of Sun's vision for distributed computing,"
said Ed Zander, president and COO of Sun Microsystems. "The combination of Digital Island's world-class network with Sun's carrier-grade servers and software create a formidable platform for deploying e-Business services - a platform that is reliable, with the flexibility to handle all data types, and performance to match the brick-and-mortar world, if not surpass it, for conducting transactions."

"Inktomi's expanded strategic agreement with Digital Island represents an important advance in our mission to scale the Internet, and further establishes Traffic Server as the de facto network cache standard," said David Peterschmidt, president and CEO of Inktomi. "The combination of Sun's powerful servers, Digital Island's sophisticated global network, and Inktomi's infrastructure software creates an incredible platform to help businesses aggressively leverage the Internet."

COMPANY INFORMATION

Digital Island(R) (NASDAQ: ISLD) is a leading provider of network services for globalizing e-Business applications. Digital Island serves companies that need to securely and consistently extend business-critical applications for marketing, selling, supporting, or distributing products via the Internet. Digital Island's e-Network Services include global content distribution and hosting services, localization of the end user online experience and a reliable global Intelligent Network, all of which are designed to deliver the right content, to the right customer, in the right market, at the right time. The Company has regional data centers in New York, Santa Clara, Honolulu, London, and Hong Kong, connecting directly into 21 countries with Local Content Managers in 13 markets worldwide to provide the ubiquity and reach of the public Internet with the quality and functionality normally available only in a corporate wide-area network. www.digitalisland.net.
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Based in Foster City, Calif., Inktomi (pronounced INK tuh me)
(NASDAQ: INKT) develops and markets scalable software designed for the world's largest Internet infrastructure and media companies.
Inktomi's portal services include the search, directory, and shopping engine applications; network products include the Traffic Server network cache platform, Content
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Delivery Suite, and associated value-added service applications. CNET,
Excite@Home, Intel, Microsoft, RealNetworks, Sun Microsystems and Yahoo! The company has offices in North America, Asia, and Europe. www.inktomi.com.
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Since its inception in 1982, a singular vision - "The Network Is The
Computer(TM)" - has propelled Sun Microsystems, Inc. (NASDAQ:
SUNW) to its position as a leading provider of industrial-strength hardware, software and services that power the Internet and allow companies worldwide to ".com" their businesses. With $12.4 billion in annual revenues, Sun can be found in more than 170 countries and on the World Wide Web at www.sun.com.
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Important Notice

Digital Island is a registered trademark of Digital Island, Inc. All other trademarks are properties of their respective owners.

This release may contain forward-looking statements that involve risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements, include but are not limited to: the Digital Island's short operating history which makes it difficult to predict its future results of operations; the company's history of operating losses and expected future losses which could impede its ability to address the risks and difficulties encountered by companies in new and rapidly evolving markets; the company's future operating results could fluctuate which may cause volatility or a decline in the price of the company's stock; the company may not be able to price its services above the overall cost of bandwidth causing its financial results to suffer; and other factors detailed in the company's filings with the Securities and Exchange Commission including its recent filing on Form S-1.

Sun, the Sun logo, Sun Microsystems, Sun Netra, Sun Enterprise, Solaris, HotJava and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and in other countries. Press announcements and other information about Sun Microsystems are available on the Internet via the World WideWeb using a tool such as Netscape Navigator or Sun's HotJava browser. Type http://www.sun.com at URL prompt.

Copyright (C) 1999 INKTOMI CORPORATION. All Rights Reserved. Inktomi, Traffic Server, Scaling the Internet and the tri-colored cube logo are all trademarks or registered trademarks of Inktomi Corporation. All other company and product names referenced herein are the trademarks or registered trademarks of their respective holders.
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MEDIA CONTACTS:

Digital Island:
Irwin Greenstein
415/738-4162
irwin@digitalisland.net
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Inktomi:
Julie Keslik
650/653-3074
jkeslik@inktomi.com
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Sun Microsystems:
Maria Villarino
650/786-3205
maria.villarino@sun.com
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